Exhibit 99.3

IonQ Names Niccolo de Masi as President & Chief Executive Officer

Standing Board Member and Seasoned Public Company Chief Executive Officer Niccolo de Masi Will Take on The Role of President and CEO Effective Immediately

Peter Chapman Assumes Leadership Role of IonQ’s Executive Chair

COLLEGE PARK, MD – February 26, 2025 - IonQ, Inc. (NYSE: IONQ), a leader in the quantum computing and networking industries, today announced that the company’s Board of Directors has appointed Niccolo de Masi as President and Chief Executive Officer. Niccolo will begin this new role effective immediately, and Peter Chapman will continue in the leadership role of IonQ’s Executive Chair.

Niccolo, who has served on IonQ’s board of directors since 2021, is a seasoned public company chief executive officer. He has held c-suite positions at publicly traded companies such as Monstermob Group, Resideo Technologies, Glu Mobile, and most recently served as Director and CEO at dMY Squared Technology Group. He was also the Chief Executive Officer of dMY Technology Group III, the special purpose acquisition company that took IonQ public via SPAC merger in 2021. Niccolo is a physicist by training, holding a B.A. and Master of Science in Physics from Cambridge University and began his career with roles at both Siemens Solar and Technicolor.

“Over the past five years, Niccolo has had a significant impact helping IonQ realize our vision of creating the world’s first pure-play public quantum computing company,” said Peter Chapman, IonQ’s Executive Chair. ”Because of his insightful contributions to our strategic direction and growth initiatives as a director of the company, we are thrilled to welcome Niccolo to the role of CEO as we look to accelerate our growth in the quantum era. I look forward to continuing our strong partnership and furthering the company’s success.”

“I am thrilled to have the opportunity to lead IonQ during this pivotal moment for quantum computing,” said Niccolo de Masi, President and CEO of IonQ. “As a longtime evangelist of the quantum industry, I believe wholeheartedly in IonQ’s mission and technology. I am honored to work with our industry-leading team to build upon the company’s momentum in 2025 and beyond.”

Over the course of his career as either an executive or board member, Niccolo has been instrumental in driving successful growth at companies such as Planet PBC, Rush Street Interactive, Genius Sports Group, Xura, and more. In total, he has raised more than $3 billion in equity to support public and private companies that he has led. In addition to serving on IonQ’s board, Niccolo currently serves on the board of Rush Street Interactive and Planet PBC.

For more information about IonQ, please visit www.ionq.com.

About IonQ

IonQ, Inc. is a leader in the quantum computing and networking industry, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “accelerate,” "begin," "growth," “build,” “momentum,” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s quantum computing capabilities and plans. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: IonQ’s ability to implement its technical roadmap, changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; its inability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; its inability to attract and retain key personnel; IonQ’s inability to effectively integrate its acquisitions of Qubitekk, Inc. assets and close its acquisition of a majority interest in ID Quantique, SA; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of its suppliers to deliver components that meet expectations timely; changes in U.S. government spending or policy that may affect IonQ’s customers; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience . You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations. IonQ may or may not choose to practice or otherwise use the inventions described in the issued patents in the future.

Contacts

IonQ Media contact:

Jane Mazur

press@ionq.co

IonQ Investor Contact:

investors@ionq.co